UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2009

International Consolidated Companies, Inc.
 (Exact name of registrant as specified in its charter)

Florida	0-50742	02-0555904
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8191 Tamiami Trail, Hangar C-6, Sarasota, FL	34234
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (941) 330-0252

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Dennis Derr from the Board of Directors
Dennis Derr has resigned from the Board of Directors of the Company effective December 17, 2009. Mr. Derr did not have any disputes with the Company.

Appointment of Stanton Remer as Chief Financial Officer
On December 16, 2009, Stanton Remer was appointed Chief Financial Officer of the Company. Mr. Remer is 60 years old. The term of Mr. Remer’s appointment as Chief Financial Officer will be at least one year, unless sooner terminated by the Company or Mr. Remer. There is no family relationship between Mr. Remer and any other officer or director of the Company. Mr. Remer was most recently the Chief Financial Officer for AnswerNet, a telemessaging firm. Prior to that, Mr. Remer served as Chief Financial Officer for RCM Technologies, Inc., a company that provides temporary and contract personnel to businesses, professional and service organizations, manufacturers and public utilities. Neither AnswerNet nor RCM Technologies is a parent, subsidiary, or other affiliate of the Company.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

INDEX OF EXHIBITS

EXHIBIT NO.	DESCRIPTION
99.1	Registrant’s Press Release, dated December 18, 2009.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL CONSOLIDATED
COMPANIES, INC.

Dated: December 18, 2009	By:	/s/ Antonio F. Uccello, III

Antonio F. Uccello, III President and Chief Executive Officer